Exhibit 99.1

eXp World Holdings Reports Q4 and Full-Year 2023 Results

BELLINGHAM, Wash. — Feb. 22, 2024 — eXp World Holdings, Inc. (Nasdaq: EXPI), or the “Company”, the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the fourth quarter and fiscal year ended Dec. 31, 2023.

Fourth Quarter and Full-Year 2023 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Full-year revenue decreased (7)% to $4.3 billion in 2023 with revenue of $983 million in the fourth quarter of 2023.
●	Full-year gross profit decreased (12)% to $324.1 million in 2023 with gross profit of $70.9 million in the fourth quarter of 2023.
●	Full-year net loss of $(9.0) million in 2023 with net loss of $(21.2) million in the fourth quarter of 2023. Fourth quarter net loss included a $9.2 million impairment charge for goodwill and amortizable intangible assets related to the Virbela segment.
●	Full-year loss per diluted share of $(0.06) in 2023 with a loss per diluted share of $(0.14) in the fourth quarter of 2023.
●	Full-year adjusted EBITDA (a non-GAAP financial measure) of $57.5 million in 2023. Adjusted EBITDA was $0.5 million in the fourth quarter of 2023.
●	As of Dec. 31, 2023, cash and cash equivalents totaled $126.9 million, compared to $121.6 million as of Dec. 31, 2022.
●	Distributed $189.1 million to shareholders in fiscal 2023, including approximately $160.6 million of common stock repurchases and $28.5 million of cash dividends.
●	The Company paid a cash dividend for the fourth quarter of 2023 of $0.05 per share of common stock on Nov. 30, 2023. On Feb. 14, 2024, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the first quarter of 2024, expected to be paid on March 29, 2024 to stockholders of record on March 8, 2024.

Management Commentary

“eXp delivered solid revenue in the fourth quarter, despite continued weakness in the United States residential real estate market, thanks to our global base of highly productive agents,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Our agent-centric model and value proposition, scale and superior efficiency enable us to invest in the success of our agents.

“In fact, agent loyalty, as measured by agent Net Promoter Score (aNPS), reached record levels for both the fourth quarter and full-year 2023. We will continue to iterate on the agent value proposition through our ongoing commitment to agent-centric innovation, with a particular focus on enhancing agent support and reducing time spent on non-revenue-generating, repetitive tasks. From onboarding, to support, to real-time payments and more, we are utilizing next-generation technologies such as artificial intelligence to streamline core business processes to enable our agents to reach their goals faster than ever before.”

“Despite a challenged real estate market, we continued to gain market share during the fourth quarter of 2023 and maintained positive Adjusted EBITDA1,” said Kent Cheng, Principal Financial Officer of eXp World Holdings. “And while our decision to offboard a significant number of unproductive agents during the fourth quarter resulted in a decrease in our agent count quarter-over-quarter, the retention of our most productive agent cohorts remained excellent, and our fourth quarter revenue increased 5% year over year. In the fourth quarter, we also took several strategic actions to improve our profitability, with expected benefits to revenue and operating expenses in 2024. Our automation and other cost savings initiatives, combined with recent revenue enhancements, represent a potential $20 million annualized benefit to our future operating results. We will remain vigilant on costs and focused on increasing our operational flexibility in light of current uncertainties in the industry.

“Looking ahead, we plan to fund continued investments in agent productivity through ongoing efficiency initiatives. I am confident that eXp will emerge from the current market downturn in a strong position to capitalize on future market growth opportunities and deliver accelerated growth as the residential real estate market recovers.”

Fourth Quarter and Full-Year 2023 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp ended the fourth quarter of 2023 with a global agent Net Promoter Score of 77, up from 73 a year ago. aNPS is a measure of agent satisfaction and an important key performance indicator (KPI) given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform increased 2% year-over-year to 87,515 as of Dec. 31, 2023.
●	Transactions decreased 3% to 494,408 in 2023 and increased 6% year-over-year to 115,424 in the fourth quarter of 2023.
●	Transaction volume decreased 10% to $169.2 billion in 2023 and increased 3% year-over-year to $38.9 billion in the fourth quarter of 2023.
●	Launched eXp Luxury™ in Australia, New Zealand, South Africa and the United Kingdom on Dec. 7, 2023.
●	Announced eXp Luxury™ soared past 1,100 members, fueling global growth, on Nov. 21, 2023.

Fourth Quarter and Full-Year 2023 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and CEO Glenn Sanford, eXp Realty Chief Strategy Officer Leo Pareja and eXp World Holdings Principal Financial Officer Kent Cheng on Thursday, Feb. 22, 2024 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Thursday, Feb. 22, 2024

Time: 2 p.m. PT / 5 p.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela® and SUCCESS® Enterprises.

eXp Realty is the largest independent real estate company in the world with more than 87,000 agents in the United States, Canada, the United Kingdom, Australia, France, India, Mexico, Portugal, South Africa, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, the Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela and Frame technologies, offering immersive 3D platforms that are deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

eXp World Holdings, Inc. intends to use its Investor Relations website, its X (formerly Twitter) feed (@eXpWorldIR), Facebook page (https://www.facebook.com/eXpWorldHoldings), Instagram account (@eXpWorldHoldings), LinkedIn page (https://www.linkedin.com/company/expworldholdings/), as well as eXp Realty, LLC’s X (formerly Twitter) feed (@eXpRealty), Facebook page (https://www.facebook.com/eXpRealty), Instagram account (@eXpRealty_), and LinkedIn account (https://www.linkedin.com/company/exp-realty/) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA and Adjusted Operating Cash Flow, which are  non-U.S. GAAP financial measures that may be different than similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the Company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The Company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation,  amortization, impairment charges, stock-based compensation expense, and stock option expense. The Company defines the non-U.S. GAAP financial measure of Adjusted Operating Cash Flow to mean net cash provided by operating activities, excluding the change in customer deposits. Adjusted EBITDA and Adjusted Operating Cash Flow may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA and Adjusted Operating Cash Flow should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (loss), the closest comparable U.S. GAAP measure. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These statements include, but are not limited to, statements about future cost saving measures; the continued growth of our agent and broker base;  improvements in technology and operational processes; revenue growth; dividends; and financial performance. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; outcomes of ongoing litigation; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$ 983,049	$ 933,395	$ 4,281,105	$ 4,598,161
Operating expenses
Commissions and other agent-related costs	912,196	850,332	3,957,054	4,231,262
General and administrative expenses	86,277	89,959	319,153	346,132
Sales and marketing expenses	3,121	3,813	12,156	15,359
Impairment expense	9,203	-	9,203	-
Total operating expenses	1,010,797	944,104	4,297,566	4,592,753
Operating (loss) income	(27,748)	(10,709)	(16,461)	5,408
Other (income) expense
Other (income) expense, net	(1,527)	(1,198)	(4,414)	(804)
Equity in losses of unconsolidated affiliates	549	411	1,388	1,624
Total other (income) expense, net	(978)	(787)	(3,026)	820
Income (loss) before income tax expense	(26,770)	(9,922)	(13,435)	4,588
Income tax (benefit) expense	(5,573)	(2,721)	(4,462)	(10,836)
Net (loss) income	(21,197)	(7,201)	(8,973)	15,424
Net (loss) income attributable to noncontrolling interest	-	-	-	18
Net (loss) income attributable to eXp World Holdings, Inc.	($ 21,197)	($ 7,201)	($ 8,973)	$ 15,442
(Loss) earnings per share
Basic	(0.14)	(0.05)	(0.06)	0.10
Diluted	(0.14)	(0.05)	(0.06)	0.10
Weighted average shares outstanding
Basic	153,725,911	152,316,335	153,232,129	151,036,110
Diluted	153,725,911	155,158,879	153,232,129	156,220,165

The following tables reflects Revenues and Adjusted Segment EBITDA by reportable segments:

SEGMENT REVENUES
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
Revenues	2023	2022	2023	2022
North American Realty	$ 965,397	$ 920,662	$ 4,220,063	$ 4,552,938
International Realty	16,287	9,776	53,931	35,924
Virbela	1,590	2,304	7,284	8,485
Other Affiliated Services	1,073	1,786	4,802	5,084
Revenues reconciliation:
Segment eliminations	(1,298)	(1,133)	(4,975)	(4,270)
Consolidated revenues	$ 983,049	$ 933,395	$ 4,281,105	$ 4,598,161

ADJUSTED SEGMENT EBITDA
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
North American Realty	$ 8,605	$ 12,140	$ 91,101	$ 103,255
International Realty	(3,552)	(4,124)	(13,657)	(13,708)
Virbela	(1,936)	(958)	(5,725)	(9,642)
Other Affiliated Services	(1,028)	(461)	(3,795)	(2,600)
Corporate expenses and other	(1,547)	(3,019)	(10,376)	(16,756)
Consolidated Adjusted EBITDA	$ 542	$ 3,578	$ 57,548	$ 60,549

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	($ 21,197)	($ 7,201)	($ 8,973)	$ 15,424
Other (income) expense, net	(978)	(787)	(3,026)	820
Income tax (benefit) expense	(5,573)	(2,721)	(4,462)	(10,836)
Depreciation and amortization	2,744	2,684	10,892	9,838
Impairment expense	9,203	—	9,203	—
Stock compensation expense (1)	13,266	8,033	43,178	30,861
Stock option expense	3,077	3,570	10,736	14,442
Adjusted EBITDA	$ 542	$ 3,578	$ 57,548	$ 60,549

(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

ADJUSTED OPERATING CASH FLOW
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Cash Provided by Operating Activities	$ 32,615	$ 23,211	$ 209,131	$ 210,535
Less: Customer Deposits	(9,660)	(14,863)	6,761	(30,998)
Adjusted Operating Cash Flow	$ 42,275	$ 38,074	$ 202,370	$ 241,533

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 126,864	$ 121,594
Restricted cash	44,020	37,789
Accounts receivable, net of allowance for credit losses of $2,303 and $4,014, respectively	85,969	87,262
Prepaids and other assets	9,622	8,468
TOTAL CURRENT ASSETS	266,475	255,113
Property, plant, and equipment, net	12,978	18,151
Operating lease right-of-use assets	10	2,127
Other noncurrent assets	7,400	1,703
Intangible assets, net	10,481	8,700
Deferred tax assets	71,342	68,676
Goodwill	16,982	27,212
TOTAL ASSETS	$ 385,668	$ 381,682
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 8,898	$ 10,391
Customer deposits	44,550	37,789
Accrued expenses	88,182	78,944
Current portion of lease obligation - operating lease	10	175
TOTAL CURRENT LIABILITIES	141,640	127,299
Long-term payable	20	4,697
Long-term lease obligation - operating lease, net of current portion	-	694
TOTAL LIABILITIES	141,660	132,690
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 183,606,708 issued and 154,669,037 outstanding at December 31, 2023; 171,656,030 issued and 152,839,239 outstanding at December 31, 2022	2	2
Additional paid-in capital	804,833	611,872
Treasury stock, at cost: 28,937,671 and 18,816,791 shares held, respectively	(545,559)	(385,010)
Accumulated earnings	(16,769)	20,723
Accumulated other comprehensive income	332	236
Total eXp World Holdings, Inc. stockholders' equity	242,839	247,823
Equity attributable to noncontrolling interest	1,169	1,169
TOTAL EQUITY	244,008	248,992
TOTAL LIABILITIES AND EQUITY	$ 385,668	$ 381,682

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net (loss) income	($ 8,973)	$ 15,424
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	8,352	7,934
Amortization expense - intangible assets	2,540	1,904
Impairment expense	9,203	-
Loss on disposition of business	472	361
Allowance for credit losses on receivables/bad debt on receivables	(1,711)	1,816
Equity in loss of unconsolidated affiliates	1,388	1,624
Agent growth incentive stock compensation expense	43,178	30,861
Stock option compensation	10,736	14,442
Agent equity stock compensation expense	135,226	164,104
Deferred income taxes, net	(2,666)	(15,848)
Changes in operating assets and liabilities:
Accounts receivable	3,474	44,935
Prepaids and other assets	(1,263)	1,652
Customer deposits	6,761	(30,998)
Accounts payable	(1,491)	2,432
Accrued expenses	8,424	(32,239)
Long term payable	(4,677)	1,983
Other operating activities	158	148
NET CASH PROVIDED BY OPERATING ACTIVITIES	209,131	210,535
INVESTING ACTIVITIES
Purchases of property, plant, equipment	(5,363)	(12,051)
Proceeds from sale of business	330	-
Acquisition of business, net of cash acquired	-	(9,910)
Investments in unconsolidated affiliates	(5,876)	(500)
Capitalized software development costs in intangible assets	(2,594)	-
NET CASH USED IN INVESTING ACTIVITIES	(13,503)	(22,461)
FINANCING ACTIVITIES
Repurchase of common stock	(160,550)	(179,473)
Proceeds from exercise of options	4,980	612
Transactions with noncontrolling interests	-	(424)
Dividends declared and paid	(28,519)	(25,229)
NET CASH USED IN FINANCING ACTIVITIES	(184,089)	(204,514)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(38)	(87)
Net change in cash, cash equivalents and restricted cash	11,501	(16,527)
Cash, cash equivalents and restricted cash, beginning balance	159,383	175,910
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 170,884	$ 159,383
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	2,731	3,406
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease obligation - operating lease	859	-
Issuance of treasury stock, for acquisition	-	4,554
Contingent consideration for disposition of business	1,209	-
Property, plant and equipment increase due to transfer of right-of-use lease asset	1,100	-
Property, plant and equipment purchases in accounts payable	63	63